EXHIBIT 99.1

MICHAEL F. MAHONEY ASSUMES ROLE OF
CHIEF EXECUTIVE OFFICER AND PRESIDENT OF BOSTON SCIENTIFIC

Appointment Completes Company's CEO Transition Plan;
Mahoney Replaces Interim CEO William H. (Hank) Kucheman

Natick, Mass. (November 1, 2012) - In an expected move that follows a previously announced leadership transition period, Boston Scientific Corporation (NYSE:BSX) today named Michael F. Mahoney its new chief executive officer and president. Mahoney succeeds interim CEO William H. (Hank) Kucheman. Mahoney has also been appointed to the Boston Scientific Board of Directors. Both appointments are effective today.

Mahoney joined Boston Scientific as president in October 2011. For the past year, Mahoney's responsibilities have focused on the oversight of Cardiac Rhythm Management (CRM), Endoscopy (GI and Pulmonary), and numerous corporate functions.

“Mike is a dynamic leader, and having him at the helm for the long-term is exactly what Boston Scientific needs,” said Pete Nicholas, Chairman of the Board and Co-Founder, Boston Scientific. “Mike's ability to foster a team culture focused on winning, his strategic global view, and his passion for innovation have already begun to make a significant impact on the company.”

Since he joined Boston Scientific, Mahoney has been instrumental in leading the company's business strategy in several important areas. Notable developments include key CRM regulatory approvals, the strategic acquisition of Cameron Health, Inc., reimbursement milestones for the Alair® Bronchial Thermoplasty System and an increased emphasis on global expansion.

Mahoney joined Boston Scientific from Johnson & Johnson, where he held a number of senior global leadership roles. The transition period was designed to accommodate Mahoney's post-employment obligations to Johnson & Johnson.

“For the past year, I have worked with Boston Scientific colleagues all over the world and continue to be impressed by their commitment to innovation and dedication to developing medical devices that truly help transform patients' lives,” said Mahoney, 47. “I appreciated the opportunity to work side-by-side with Hank, who provided strong leadership during the transition period. I am looking forward to leading this company for many years to come.”

With more than twenty-four years of healthcare experience, Mahoney is recognized as a driven leader with a proven ability to build strong teams that are passionate about winning. Prior to joining Boston Scientific, he was Worldwide Chairman of the Medical Devices and Diagnostics (MD&D) division of Johnson & Johnson, overseeing 50,000 employees and seven franchises. Previously, Mahoney served as Worldwide Group Chairman of Johnson & Johnson's DePuy franchise, a leading orthopedics and neuro-sciences business. Prior to joining Johnson & Johnson, Mahoney served as President and Chief Executive Officer of Global Healthcare Exchange (GHX), a leading provider of supply chain solutions and services that bring together hospitals, manufacturers, distributors and GPOs. Mahoney began his career at General Electric Medical Systems, where he spent twelve years successfully leading various GE Medical Systems business units in diagnostic imaging, Cardiology, and Healthcare Information technology. Mahoney earned a Finance degree from the University of Iowa and an M.B.A. from Wake Forest University.

Hank Kucheman, whose seat on the Boston Scientific Board of Directors has been assumed by Mahoney, will stay with the company as a top advisor and member of senior management through the end of 2012. In 2013, Kucheman will become a consultant to the company.

“While we have endured sometimes dramatic market shifts over the past few years, Boston Scientific continues to deliver encouraging results. It has been an absolute honor to lead the company as we began executing a dynamic business strategy focused on the future,” said Kucheman. “This was the second time in our careers I've had the opportunity to work closely with Mike, and I know that Boston Scientific has a leader who is ready to continue the company's storied legacy of innovation.”

Editors Note: For a high-resolution photo of Mahoney, please CLICK HERE or download at: http://bostonscientific.mediaroom.com/image/MikeMahoney_2012.jpg

About Boston Scientific
Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our business plans and the plans of our executives. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us, our executives and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item

1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:    Denise Kaigler
508-650-8330 (office)
Media Relations
Boston Scientific Corporation
denise.kaigler@bsci.com

Steven Campanini
508-652-5740 (office)
Media Relations
Boston Scientific Corporation
steven.campanini@bsci.com

Michael Campbell
508-650-8023 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com